Exhibit 10.4

AMENDMENT NO. 1 TO

LETTER AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of September 25, 2022 (the “Effective Date”) to the Letter Agreement (as defined below) is entered into by and among Decarbonization Plus Acquisition Corporation IV, a Cayman Islands exempted company (“SPAC”), Decarbonization Plus Acquisition Sponsor IV LLC, a Cayman Islands limited liability company (“Sponsor”), and each of the undersigned individuals, each of whom is a member of SPAC’s board of directors and/or management team (the “Insiders”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Letter Agreement.

WHEREAS, SPAC, Sponsor and each of the Insiders are parties to that certain Letter Agreement, dated as of August 10, 2021 (the “Letter Agreement”);

WHEREAS, SPAC, Hammerhead Resources Inc., an Alberta corporation, Hammerhead Energy Inc., an Alberta corporation, and 2453729 Alberta ULC, an Alberta unlimited liability corporation are, concurrently with the execution of this Amendment, entering into a business combination agreement;

WHEREAS, the parties hereto desire to amend the Letter Agreement as set forth herein; and

WHEREAS, Section 12 of the Letter Agreement provides that the Letter Agreement may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1.    Amendments.

(a)    Effective as of the Effective Date, paragraph 1 of the Letter Agreement is hereby amended and restated in its entirety as follows:

“The Sponsor and each Insider agree that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote all Founder Shares and any shares acquired by it, him or her in the Public Offering or the secondary public market in favor of such proposed Business Combination, except that it, him or her shall not vote any Class A Ordinary Shares that it, him or her purchased after the Company publicly announces its intention to engage in such proposed Business Combination for or against such proposed Business Combination, and (ii) not redeem any Class A Ordinary Shares owned by it, him or her in connection with such shareholder approval.”

2.    Miscellaneous. Except as expressly amended hereby, the Letter Agreement shall remain unchanged, and the Letter Agreement, as so amended, shall continue in full force and effect in accordance with its terms. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

DECARBONIZATION PLUS ACQUISITION SPONSOR IV LLC

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Authorized Person

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LETTER AGREEMENT

/s/ Dr. Jennifer Aaker
Dr. Jennifer Aaker

/s/ Erik Anderson
Erik Anderson

/s/ Peter Haskopoulos
Peter Haskopoulos

/s/ Jane Kearns
Jane Kearns

/s/ Pierre Lapeyre, Jr.
Pierre Lapeyre, Jr.

/s/ David Leuschen
David Leuschen

/s/ James AC McDermott
James AC McDermott

/s/ Jeffrey H. Tepper
Jeffrey H. Tepper

/s/ Robert Tichio
Robert Tichio

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LETTER AGREEMENT

Acknowledged and Agreed:

DECARBONIZATION PLUS ACQUISITION CORPORATION IV

/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LETTER AGREEMENT